UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANTTO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 12, 2009

Security Solutions Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	000-52822	20-8090735
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D-150 Las Vegas NV	89103
(Address of Principal Executive Offices)	(Zip Code)

(702) 943-0302

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 12, 2009, the Company entered into an Asset Purchase, Sale and Transfer Agreement (the “Agreement”) with DMP Holdings, Inc., a Utah corporation (“DMP”) and owner of a majority of the shares of common stock of the Company.  Under the terms of the Agreement, DMP agrees to sell, transfer and assign, and the Company agrees to purchase and accept all of DMP’s rights, title and interest in and to certain assets, including brand protection, loss prevention and asset management technology, intellectual property, agreements, contracts, documents, equipment and inventory, specifically designed to provide a total solution in the area of Brand Protection and Loss Prevention products and services (the “Assets”).  In consideration for the Assets, the Company shall issue a promissory note in favor of DMP in the amount of Four Hundred Seven Thousand Five Hundred Dollars ($407,500).

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 12, 2009, the Company closed the transaction with DMP listed in Item 1.01 above.  Under the terms of the Agreement, DMP sold, transferred and assigned all of its rights, title and interest in and to the Assets.  In consideration for the Assets, the Company issued a promissory note in favor of DMP in the amount of Four Hundred Seven Thousand Five Hundred Dollars ($407,500).

Item 9.01 Financial Statements and Exhibits

(a)

Financial Statements of Acquired Entity

The financial statements of The Brand Protection & Anti Theft Business Segments as Exhibit 99.1

(b)

Pro forma financial information

The pro forma financial information is attached hereto as Exhibit 99.2

(d) Exhibits

The Asset Purchase, Sale and Transfer Agreement is attached hereto as Exhibit 10.1

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2009	SECURITY SOLUTIONS GROUP, INC.
/s/ Phil Viggiani
Phil Viggiani
President, Secretary, Treasurer and Director